UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2019

Ensco Rowan plc

(Exact name of registrant as specified in charter)

England and Wales (State or other jurisdiction of incorporation)	98-0635229 (I.R.S. Employer Identification No.)

1-8097

(Commission File No.)

6 Chesterfield Gardens

London, England W1J 5BQ

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: 44 (0) 20 7659 4660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, U.S. $0.40 par value	ESV	New York Stock Exchange
4.70% Senior Notes due 2021	ESV/21	New York Stock Exchange
4.50% Senior Notes due 2024	ESV24	New York Stock Exchange
8.00% Senior Notes due 2024	ESV24A	New York Stock Exchange
5.20% Senior Notes due 2025	ESV25A	New York Stock Exchange
7.75% Senior Notes due 2026	ESV26	New York Stock Exchange
5.75% Senior Notes due 2044	ESV44	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                                        Entry into a Material Definitive Agreement.

On June 25, 2019, Ensco Rowan plc (the “Company”) commenced tender offers and consent solicitations for certain series of senior notes of the Company and its wholly owned subsidiaries Ensco International Incorporated and Rowan Companies, Inc., including the Company’s 4.50% Senior Notes due 2024 and 5.20% Senior Notes due 2025 (collectively, the “EnscoRowan Notes”).  The terms and conditions of the tender offers and consent solicitations were described in detail in the Offer to Purchase and Consent Solicitation Statement dated June 25, 2019.

On July 12, 2019, the Company purchased approximately $951.8 million aggregate principal amount of the senior notes subject to the tender offers for an aggregate purchase price of approximately $724.1 million (excluding accrued interest).  In addition, following the receipt of the requisite consents in the consent solicitations for the EnscoRowan Notes, the Company and Deutsche Bank Trust Company Americas, as trustee, entered into the Sixth Supplemental Indenture on July 12, 2019 (the “Sixth Supplemental Indenture”), which gives effect to the amendments to the indentures governing the EnscoRowan Notes, with respect to which the requisite consents were sought and obtained.

The Sixth Supplemental Indenture amends the covenants set forth in Section 404 (Covenant Defeasance), Section 501 (Events of Default), Section 602 (Notice of Defaults), Section 704 (Reports by Company), Section 801 (Company May Consolidate, Etc., Only on Certain Terms), Section 802 (Successor Person Substituted), Section 1104 (Notice of Redemption) and, with respect to the Second Supplemental Indenture dated September 29, 2014 and Third Supplemental Indenture dated March 12, 2015, Section 5.01 (Limitations on Liens) and Section 5.02 (Limitation on Sale/Leaseback Transactions) and, with respect to such Third Supplemental Indenture, Section 3.01(b) (Optional Redemption by Company) in the indentures governing the EnscoRowan Notes to, among other things, eliminate substantially all of the restrictive covenants and certain events of default under such indentures and modify certain notice requirements for redemption of the EnscoRowan Notes.

The foregoing description of the Sixth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Sixth Supplemental Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 3.03                                           Material Modification to Rights of Security Holders.

The disclosure under Item 1.01 hereof that is responsive to Item 3.03 hereof is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Sixth Supplemental Indenture, dated July 12, 2019, among Ensco Rowan plc and Deutsche Bank Trust Company Americas, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ensco Rowan plc

Date: July 12, 2019	/s/ Michael T. McGuinty
Michael T. McGuinty
Senior Vice President — General Counsel and Secretary